Exhibit 10.46

SECOND AMENDMENT

TO

AGREEMENT FOR PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of the 20th day of July, 2010, by and between CCIP/2 VILLAGE BROOKE, L.L.C., a Delaware limited liability company (“Seller”), and JRK BIRCHMONT ADVISORS, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.        Seller and Purchaser are parties to that certain Agreement for Purchase and Sale and Joint Escrow Instructions dated July 12, 2010 (as amended, the “Agreement”), pertaining to the purchase and sale of certain real property located in Hamilton County, Ohio, commonly known as the Glenbridge Manors Apartments and more particularly described on Exhibit A to the Agreement (the “Property”).

B.         Seller and Purchaser intend to modify the Agreement in certain respects, as more particularly set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.                  Capitalized Terms.  All capitalized terms and phrases used herein but not otherwise defined shall have the same meanings given to them in the Agreement.

2.                  Purchase Price Reduction.  Section 2.2 of the Agreement is hereby amended to provide that the Purchase Price shall be $26,200,000.00.

3.                  Expiration of Feasibility Period.  By its execution hereof, Purchaser hereby waives the remainder of the Feasibility Period and its right to terminate the Agreement pursuant to Section 3.2 of the Agreement.

4.                  Acknowledgement, Waiver and Indemnity Regarding Retaining Walls.  A new Section 3.7 is hereby added to the Agreement as follows:

3.7       Retaining Walls.

(a)        Purchaser hereby acknowledges that Seller has fully disclosed to Purchaser the condition of the retaining walls at the Property and provided Purchaser the opportunity to inspect the same.  Seller makes no representations or warranties to Purchaser regarding the condition or construction of such retaining walls.

(b)        Purchaser hereby waives any claim or cause of action that it may have now or in the future against Seller or any of Seller’s Indemnified Parties relating to the existence or condition of the retaining walls on the Property.  In addition, Purchaser agrees to indemnify, hold harmless and, if requested by Seller (in Seller’s sole discretion), defend (with counsel approved by Seller) Seller and Seller’s Indemnified Parties from and against any Losses arising from or related to such retaining walls.

(c)        At Closing, Seller agrees to (i) assign to Purchaser all rights of Seller to assert any rights or claims against any third parties regarding such retaining walls, to the extent such rights or claims exist, and (ii) deliver to Purchaser all plans, specifications and drawings pertaining to such retaining walls that are in Seller’s possession (to the extent Seller has the right to transfer or deliver the same).

(d)        The provisions of this Section 3.7 shall survive Closing.

5.                  Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

6.                  Ratification.  Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain unmodified, the same being ratified, confirmed and republished hereby.

7.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Seller:

CCIP/2 VILLAGE BROOKE, L.L.C.,

a Delaware limited liability company

By:       CONSOLIDATED CAPITAL INSTITUTIONAL             PROPERTIES/2, LP SERIES A,

a Delaware limited partnership,

its member

By:       CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

            By:  /s/John Spiegleman

            Name:  John Spiegelman

            Title:  Senior Vice President

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Purchaser:

JRK BIRCHMONT ADVISORS LLC,
a Delaware limited liability company

By:   JRK Birchmont Capital Partners LLC,
a California limited liability company,
its Managing Member

By:   JRK Property Holdings, Inc.,
a California corporation,
its Manager

By:  /s/Robert Lee

Name:  Robert Lee

Title:  Vice President